EXHIBIT 10

                        Consents of Independent Auditors
               and Independent Registered Public Accounting Firm


CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 333-05529 of Ameritas Life Insurance Corp. Separate Account LLVA on Form N-4 of our report dated April 8, 2010 (which report expresses an unqualified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska) relating to the statutory basis financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 23, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 333-05529 of Ameritas Life Insurance Corp. Separate Account LLVA on Form N-4 of our report dated March 18, 2010, relating to the financial statements and financial highlights of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVA, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 23, 2010